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                                                                     EXHIBIT 4.3


                             AMENDMENT NO. 1 TO THE

                                KITTY HAWK, INC.

                          AMENDED AND RESTATED OMNIBUS

                                 SECURITIES PLAN




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                             AMENDMENT NO. 1 TO THE

                                KITTY HAWK, INC.

                          AMENDED AND RESTATED OMNIBUS

                                 SECURITIES PLAN


         The name of the plan is the KITTY HAWK, INC. AMENDED AND RESTATED OMNIBUS SECURITIES PLAN (the "OMNIBUS SECURITIES PLAN"). The Omnibus Securities Plan was adopted by the Board of Directors of KITTY HAWK, INC., a Delaware corporation (hereinafter called the "COMPANY"), effective as of September 3, 1996. This Amendment No. 1 to the Omnibus Securities Plan (the "AMENDMENT") was adopted by the Board of Directors of the Company on December 21, 1998.

         SECTION 1. The Amendment amends and restates Section 6.1 of the Omnibus Securities Plan in its entirety as follows:

6.1 Subject to the adjustment provisions of Article VIII, the number of Shares for which Awards may be granted under the Plan shall not exceed seven hundred fifty thousand (750,000) Shares.

         SECTION 2. The Amendment adds a new Section 15.6 to the Omnibus Securities Plan as follows:

15.6 Notwithstanding any other provision of this Plan to the contrary, the Board shall have and may exercise all of the power and authority of the Committee under the Plan.

         SECTION 3. The remaining provisions of the Plan are not modified or changed by this Amendment.

                                    * * * * *


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         IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of December 21, 1998 by its duly authorized representative.



                                         KITTY HAWK, INC.



                                         By:    /s/ M. TOM CHRISTOPHER
                                            -----------------------------------
                                         Name:  M. Tom Christopher
                                         Title: Chairman of the Board and
                                                Chief Executive Officer





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